                                                                     Exhibit (n)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 3 to the registration statement on Form N-2 (the "Registration Statement") of our report dated October 26, 1999 relating to the financial statements of Colonial Insured Municipal Fund, which appears in such Statement of Additional Information which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 26, 1999